UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 7, 2009
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 7, 2009, the Compensation Committee of the Board of Directors of Finisar Corporation (“Finisar”) approved a $75,000 cash bonus for David Buse, Senior Vice President and General Manager, Network Tools Division, along with other bonuses for other key management employees of the Network Tools Division. The bonuses were granted in connection with the sale of Finisar’s Network Tools Division to JDS Uniphase Corporation, are conditioned on the closing of the transaction, which is expected to occur on July 15, 2009, and are payable on Finisar’s next regularly scheduled payday thereafter. In addition to the bonuses, Mr. Buse and other employees of the Network Tools Division were granted partial acceleration of the vesting of their unvested options to purchase Finisar Common Stock and shares of common stock underlying unvested restricted stock unit awards, with such acceleration also contingent on the closing of the Network Tools transaction. The bonuses and the acceleration of stock options and restricted stock unit awards were granted in recognition of the efforts of Mr. Buse and the other key managers on behalf of the Division and toward the successful completion of the transaction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 13, 2009

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

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